FIRST AMENDMENT OF FIXED RATE LOAN AGREEMENT


     FIRST AMENDMENT OF FIXED RATE LOAN AGREEMENT (as the same may be amended or otherwise modified from time to time, the "Amendment"), dated as of the 8th day of January, 1999, among First Union Real Estate Equity and Mortgage Investments, as Borrower; BankBoston, N.A., Wellsford Capital and Bankers Trust Company, as Lenders; and Bankers Trust Company, as Agent.

                            W I T N E S S E T H:

     WHEREAS, pursuant to that certain Fixed Rate Loan Agreement as of August 11, 1998 among the parties hereto (as the same may be amended or otherwise modified from time to time, the "Loan Agreement"), Lenders made loans to Borrower in the original aggregate principal amount of Forty-Five Million and 00/100 ($45,000,000.00) Dollars; and

     WHEREAS, Borrower and Lenders desire to modify and amend the terms and provisions of the Loan Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition and which are defined in the Loan Agreement are used herein with the meanings assigned to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby modified as follows:

     a. The definition of the Imperial Credit Facility is hereby amended to include, as part of the Amended and Restated Credit Agreement referred to in such definition, that certain Second Amendment to the Amended and Restated Credit Agreement dated as of December 30, 1998, a copy of which is annexed to this Amendment as EXHIBIT
          A. Accordingly, the reference in SECTION 8.1(a)(xii) of the Loan Agreement to the Prior Debt Documents "as in effect on the date hereof" (to the extent such reference to the Prior Debt Documents is a reference to the Imperial Credit Facility) shall mean the Imperial Credit Facility as in effect after giving effect to such Second Amendment to the Amended and Restated Credit Agreement.

     b. The definition of Line of Credit Facility is hereby amended to include, as part of the Amended and Restated Credit Agreement referred to in such definition, that certain Amendment No. 2 dated as of November 24, 1998 to the Amended and Restated Credit Agreement dated as of November 1, 1997, a copy of which Amendment No. 2 is annexed to this Amendment as EXHIBIT B. Accordingly, the references in SECTIONS 6.1.9 and 7.1.3 of the Loan Agreement to the Line of Credit Facility "as in effect on the date hereof" and in SECTION 8.1(a)(xii) of the Loan Agreement to the Prior Debt Documents "as in effect on the date hereof" (to the extent such reference to the Prior Debt Documents is a reference to the Line of Credit Facility) shall mean the Line of Credit Facility as in effect after giving effect to Amendment No. 2.

     c. Clause (b) of the definition of "Interest Period" is hereby amended to read, in its entirety, as follows:

          "(b) the final Interest Period shall end on (and include) August 11, 1999."

     d. The definition of Interest Rate is hereby amended to read, in its entirety, as follows:

          "Interest Rate" means (i) from the date hereof to and including November 11, 1998, a rate of interest equal to nine and seven-eighths percent (9.875%) per annum and (ii) on and after November 12, 1998, a rate of interest equal to twelve percent (12%) per annum.

     e. The first sentence of SECTION 2.1.4 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

          "The Commitments and the Loans shall be evidenced by the Notes of Borrower, each in the original principal amount of the respective Loans and having a scheduled maturity date of August 11, 1999."

     f. SECTION 2.3.1 of the Loan Agreement is hereby amended to read, in its entirety, as follows:

          "Borrower shall repay the then outstanding principal amount of the Loans in full on August 11, 1999, together with interest thereon through (and including) the last day of the final Interest Period."

     g. SECTION 2.6 of the Loan Agreement and all related definitions are hereby deleted.

     h. All references in the Loan Agreement to the Initial Maturity Date, the Initial Extension Maturity Date and the Final Extension Maturity Date shall mean August 11, 1999.

     ul SECTION 2.7 of the Loan Agreement is hereby amended to designate the existing provisions thereof as paragraph (a) and to add the following as a new SECTION 2.7(b):

          "On January 15, 1999, Borrower shall pay to Agent (for the ratable benefit of Lenders) a non-refundable facility fee of $450,000.
          If, on March 31, 1999, the outstanding principal balance of the Loans is $30,000,000 or more, then on March 31, 1999 Borrower shall pay to Agent (for the ratable benefit of Lenders) a non-refundable facility fee of one-half of one percent (.50%) of the then outstanding principal balance of the Loans. If, on May 31, 1999, the outstanding principal balance of the Loans exceeds $15,000,000, then on May 31, 1999 Borrower shall pay to Agent (for the ratable benefit of Lenders) a non-refundable facility fee of one percent (1.0%) of the then outstanding principal balance of the Loans. However, if on May 31, 1999 the outstanding principal balance of the Loans is less than or equal to $15,000,000, then on May 31, 1999 Borrower shall pay to Agent (for the ratable benefit of Lenders) a non-refundable facility fee of one-half of one percent (.50%) of the then outstanding principal balance of the Loans. Each of the fees payable pursuant to this SECTION 2.7(b) shall be payable only if on the date such fee is due Loans are outstanding. Any repayment of the Loans shall not entitle Borrower to any refund of any fees or other amounts paid to Lenders. Borrower's failure to pay, when due, any fee payable pursuant to this SECTION 2.7(b) shall be an Event of Default."

     j. SECTION 8.1(a)(ii) of the Loan Agreement is hereby amended to read, in its entirety, as follows:

          "(ii) if Borrower fails to pay the Indebtedness in full on August 11, 1999;"

     k. SECTION 8.1(a) (xiv) of the Loan Agreement is hereby amended to delete the "or" at the end thereof; SECTION 8.1(a)(xv) of the Loan Agreement is hereby amended to add "or" at the end thereof; and the following are hereby added to the Loan Agreement as new SECTIONS 8.1(a)(xvi) and (xvii):

                "(xvi) if on March 31, 1999 the outstanding principal amount of the Loans is $35,000,000 or more; or

                (xvii) if on May 31, 1999 the outstanding principal balance of the Loans is $25,000,000 or more."

     1. SECTIONS 11.2 and 11.3 of the Loan Agreement are hereby deleted and SECTION 11.1 is hereby amended to read, in its entirety, as follows:

                "Borrower shall use its best efforts to consummate, on or before each of March 31, 1999 and May 31, 1999 (each, a "Required Payment Date"), an offering, or offerings, as the case may be (collectively, the "Offering"), pursuant to the Registration Statement filed by Borrower on September 17, 1998 (Registration No. 333-63541), as amended from time to time, and such other registration statements as Borrower shall deem necessary or appropriate, which entitle(s) holders of equity securities of Borrower to purchase additional equity securities of Borrower, on a pro rata basis and which Offering, if fully subscribed, would provide Borrower with net proceeds, together with any other Capital Event Proceeds received by Borrower prior to each Required Payment Date, sufficient to enable Borrower to make principal payments on account of the Loans and Other Loans such that no Event of Default will occur under SECTIONS 8.1(a)(xvi) or (xvii) of the Loan Agreement or SECTIONS 8.1(a)(xvi) or (xvii) of the Other Loan Agreement. Borrower shall use its best efforts to take, or cause to be taken, any and all further action or actions necessary or advisable to be taken in order to consummate the Offering when and as required by this SECTION 11.1, including but not limited to the distribution of a prospectus or preparation, filing and distribution of any necessary prospectus supplement with respect to any of the applicable registration statements referred to above. Without limiting the foregoing, Borrower shall use its best efforts to commence, on a timely basis, but in any event no later than sixteen (16) days prior to each applicable Required Payment Date, an Offering which, if fully subscribed, would provide the Borrower with net proceeds, together with any other Capital Event Proceeds received by Borrower prior to the applicable Required Payment Date, sufficient to enable Borrower to satisfy such principal amortization requirements (as previously reduced by other prepayments) under the Loans and Other Loans due on the applicable Required Payment Date, and, following the commencement of such Offering, diligently proceed to consummate such Offering. It shall be an Event of Default if the Registration Statement filed by Borrower on September 17, 1998 (Registration No. 333-6351) is not declared effective on or prior to February 11, 1999."

3. Amendments to Notes. The first eight (8) lines of SECTION 1 of each Note are hereby deleted and are replaced with the following:

     "FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender, on or before August 11, 1999 (the "Maturity Date"), the principal sum of "

4. Outstanding Loans. Borrower represents and warrants to Lenders that the outstanding principal amount of the Loans is $45,000,000, that there are no offsets, defenses or counterclaims to its obligations under the Loan Documents and, that to the extent that any such offsets, defenses or counterclaims exist without its knowledge, the same are hereby waived to the fullest extent permitted by law. Except as modified by this Amendment, the terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and continue in full force and effect.

5. Consent of Lenders. Concurrently herewith the parties to the Other Loan Agreement are entering into a First Amendment to Fixed Rate Loan Agreement (the "Other Amendment"), which Other Amendment is, except for the parties thereto, substantially identical to this Amendment. The Lenders hereby consent to the execution and delivery of the Other Amendment.

6. Modifications. No provision of this Amendment may be waived, amended or supplemented except by a written instrument executed in accordance with SECTION 9.4 of the Loan Agreement.

7. Successors and Assigns. This Amendment, which sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, inures to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

8. Severability. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9. Captions; Counterparts; Governing Law. Captions used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment nor used in the construction of its meaning. This Amendment may be signed in any number of counterparts, each of which, when taken together, shall constitute one and the same Amendment. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to wholly be performed within such state.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date and year first written above.


                                          LENDER AND AGENT:

                                          BANKERS TRUST COMPANY


                                          By: /s/ Steven P. Lapham
                                              ------------------------------
--
                                              Name: Steven P. Lapham
                                              Title: Vice President


                                          LENDERS:

                                          BANKBOSTON, N.A.


                                          By: /s/ Paul F. DiVito
                                              ------------------------------
--
                                              Name:  Paul F. DiVito
                                              Title: Managing Director




                                          WELLSFORD CAPITAL


                                          By: /s/ Gregory F. Hughes
                                              ------------------------------
-
                                              Name: Gregory F. Hughes
                                              Title: Chief Financial Officer



                                          BORROWER:

                                          FIRST UNION REAL ESTATE EQUITY AND
                                          MORTGAGE INVESTMENTS


                                          By: /s/ Steven M. Edelman
                                              ------------------------------
----
                                          Name: Steven M. Edelman
                                          Title: Executive Vice President

                        CONSENT OF STANDBY PURCHASERS

                                (BANK GROUP)

Each of the Standby Purchasers hereby consents to the execution and delivery by Borrower of the foregoing Amendment and represents and warrants to Lenders that there are no offsets, defenses or counterclaims to its obligations under the Standby Purchase Agreement to which it is a party and, that to the extent that any such offsets, defenses or counterclaims exist without its knowledge, the same are hereby waived to the fullest extent permitted by law. Each Standby Purchaser confirms that its obligations under the Standby Purchase Agreement to which it is a party shall be applicable to each Offering contemplated by SECTION 11.1 of the Loan Agreement and that this confirmation shall not in any manner limit any obligations of any Standby Purchaser under the Standby Purchase Agreement to which it is a party. The terms and provisions of the Standby Purchase Agreements are hereby ratified and confirmed in all respects and continue in full force and effect.

                                          GOTHAM PARTNERS, L.P.

                                          By:  Section H Partners, L.P.

                                          By:  Karenina Corp.


                                          By: /s/ William A. Ackman
                                              -----------------------------
                                              Name: William A. Ackman
                                              Title: President


                                          ELLIOTT ASSOCIATES, L.P.


                                          By:/s/ Paul Singer
                                             -----------------------------
                                             Name:  Paul Singer
                                             Title:General Partner


                                          GOTHAM PARTNERS III, L.P.


                                          By:Section H Partners, L.P.

                                          By:  Karenina Corp.


                                          By: /s/ William A. Ackman
                                              ---------------------------
                                              Name: William A. Ackman
                                              Title: President